EXHIBIT 99.1

Dresser-Rand's Bargaining Unit Employees are Returning to Work at Painted Post

HOUSTON, Dec. 2 /PRNewswire-FirstCall/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC) reported today that it began an orderly process of calling bargaining unit employees back to work after a 17 week work stoppage involving approximately 400 employees at its Painted Post facility in New York State. On November 29, 2007, the Company announced that, after reaching impasse in its negotiations with IUE-CWA Local 313, it was implementing the terms of its last offer and inviting bargaining unit employees to return to work. The union offered, on behalf of its membership to end the strike by unconditionally offering to return to work under the terms of the implemented company offer. The company has released its temporary workforce.

According to Dan Meisner, "Total production from all sources is expected to continue at pre-strike levels as we replace temporary workers and subcontracted work with returning employees. Approximately 75 employees are expected to return to work on Tuesday, December 4. Additional employees will be scheduled to return to work over the next few days and weeks as we identify and fill vacancies. We look forward to the return of our employees."

Doug Rich, Director of Operations, said, "We recognize that this has been a difficult situation for all of us that have been affected by the work stoppage -- our employees who have been on strike and their families, the Painted Post community and our salaried and new employees who have been working tremendous hours to continue providing uninterrupted service to our clients. We now have an opportunity to move forward and forge a bright future by working together in an environment of mutual respect, cooperation and teamwork."

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, Germany, Norway and India, and maintains a network of 27 service and support centers covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, executive compensation and other information that is not historical information. The words "anticipates," "believes," "expects," "intends," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from, any future acquisitions; economic, political, currency and other risks associated with international sales and operations; loss of senior management; the Company's brand name may be confused with others; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; ability to operate as a stand-alone company; unexpected product claims and regulations; and infringement on its intellectual property or infringement on others' intellectual property. These and other risks are discussed in greater detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

DRC-FIN

SOURCE Dresser-Rand Group Inc.